UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report:  October 18, 2011

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, New Mexico 87110
 (Address of principal executive offices)

Registrant’s telephone number, including area code:                      (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Lone Star Gold, Inc. (the “Company”) on August 26, 2011 (the “Original Report”). The purpose of this Amendment is to disclose that no proven (measured) or probable (indicated) reserves have been established with respect to the La Candelaria project. This Amendment amends and restates the Original Report in its entirety.

Item 8.01. Other Events.

On August 11, 2011, the Company issued a press release announcing that it had acquired a 70% working interest in 8 mining concessions within the La Candelaria project area, which is located in the state of Chihuahua, Mexico (“La Candelaria”).

On August 17, 2011, the Company issued a press release providing additional information regarding the La Candelaria project and region, in which the mining concessions acquired by the Company are located.

No proven (measured) or probable (indicated) reserves have been established with respect to the La Candelaria project. Any references to estimated, potential and/or “inferred” reserves or resources, and any estimated values of such reserves, contained in the Original Report, or set forth in any other communication (i) do not represent proven (measured) or probable (indicated) reserves within the meaning of Item 102 of Regulation S-K and the Commission’s Securities Act Industry Guide 7, and (ii) should not be relied upon by any person in evaluating the Company’s prospects at the La Candelaria project. Likewise, estimates of grades of gold or silver on the La Candelaria property contained or referenced in the Original Report, or set forth in any other communication, should not be relied upon by any person. The La Candelaria project is without known reserves and the proposed program of exploration and development for the La Candelaria project is exploratory in nature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR GOLD, INC.

Date: October 18, 2011	By:	/s/ Dan M. Ferris
Dan M. Ferris, President